SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14 a-11(c) or 240.14a-12

                        SYSCOMM INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            Dennis Wilson, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check Appropriate Box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500  per  each  party  to  the  controversy   pursuant  to  Exchange  Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

    1) Title of each class of securities to which transaction applies:



    2) Aggregate number of securities to which transaction applies:



    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



    4) Proposed maximum aggregate value of transaction:



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    ------------------------------------------------------------------------

    2)  Form, Schedule or Registration Statement:
    ------------------------------------------------------------------------

    3)  Filing Party:
    ------------------------------------------------------------------------

    4)  Date Filed:
    ------------------------------------------------------------------------

                        SYSCOMM INTERNATIONAL CORPORATION
                            (a Delaware corporation)


                              NOTICE OF 1999 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 10:00 A.M. ON JANUARY 28, 1999


To the Stockholders of SYSCOMM INTERNATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of SYSCOMM INTERNATIONAL CORPORATION (the "Company") will be held on January 28, 1999, at 10:00 A.M. at the offices of the Company, 20 Precision Drive, Shirley, New York 11967 for the following purposes:

         1.       to elect three (3) Class II directors;
         2.       to adopt the Company's 1999 Employee Stock Purchase Plan;
         3. to ratify the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1999; and
         4. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed December 18, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from December 21, 1998 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                By Order of the Board of Directors



                                Dennis Wilson, Secretary

Shirley, New York
December 28, 1998

                        SYSCOMM INTERNATIONAL CORPORATION
                               20 Precision Drive
                             Shirley, New York 11967
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M. ON JANUARY 28, 1999

     The enclosed Proxy Statement is solicited by the Board of Directors of SYSCOMM INTERNATIONAL CORPORATION (the "Company") in connection with the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on January 28, 1999, at 10:00 a.m. at the offices of the Company, 20 Precision Drive, Shirley, New York 11967 and at any adjournment thereof. The Board of Directors has set December 18, 1998, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 4,757,705 shares of Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

         The proxy will be voted in accordance with your directions as to:

         (1) the election of the persons listed herein as directors of the Company;

         (2)      the adoption of the Company's 1999 Employee Stock Purchase
                  Plan;

         (3) the ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1999; and

         (4) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1998 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date will be entitled to one vote on all matters to come before the Meeting. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about December 28, 1998.

                            1. ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three (3) classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Company's Board of Directors presently consists of seven (7) members with two (2) members in each of Class I and Class II and three (3) members in Class III. Each Class is elected for a term of three years. The term of office of the current Class I, II and III directors is scheduled to expire at the 2000, 1999 and 2001 annual meeting of stockholders, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting, such newly elected directors to hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

     Three (3) directors are to be elected as Class II directors by a plurality of the votes cast at the Meeting, each to hold office until the 2002 annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Class II directors.

     Each of the nominees for election as a Class II director has advised the Company of his willingness to serve as a director and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by the Board of Directors. The Board of Directors recommends voting FOR the election of Norman M. Gaffney, John C. Spielberger and Lawrence S. Brochin as Class II directors.

Information Regarding Directors

     The following table sets forth certain information with respect to (i) the nominees for election as Class II directors, including the year in which such nominees terms would expire, if elected, and (ii) each of the Class I and Class III directors whose terms will continue after the Meeting:

                                                                                                 YEAR TERM EXPIRES,
                                                                                                 IF ELECTED, AND
                                                                                                 CLASS
                NAME                   AGE                          POSITION
John H. Spielberger............        56     Chairman of the Board of Directors, President      2000 Class I
                                              and Chief Executive Officer of SysComm
Thomas J. Baehr................        42     Vice President, Director of SysComm, President     2000 Class I
                                              and Chief Operating Officer of InfoTech
Dennis R. Wilson...............        49     Vice President, Director of SysComm, Chief         2001 Class III
                                              Financial Officer and Secretary of SysComm
Norman M. Gaffney*.............        50     Director of SysComm, Vice President and Regional   2002 Class II
                                              Manager, New York Group
John C. Spielberger*...........        29     Director of SysComm                                2002 Class II
Cornelia Eldridge..............        57     Director of SysComm                                2001 Class III
Lee Adams......................        66     Director of SysComm                                2001 Class III
Lawrence S. Brochin*                   49     Director of SysComm                                2002 Class II

------------------------
*    Nominee for Class II Director

     John H. Spielberger is the Chairman of the Board of Directors, President and Chief Executive Officer of SysComm, which he founded in 1986. He is also currently the Chairman of the Board and Chief Executive Officer of InfoTech, which he founded in 1980. From 1968 through 1976, Mr. Spielberger worked for IBM as a sales representative. From 1976 through 1980, Mr. Spielberger was employed as Vice President of The Harvey Group Inc., a company listed on the American Stock Exchange, where he was responsible for all management information systems and communications. In 1980, Mr. Spielberger founded John Spielberger & Associates, Inc., a designer, programmer and installer of computer systems, which later became known as InfoTech. Mr. Spielberger is a trustee of Dowling
College. Mr. Spielberger graduated from Long Island University, C.W. Post Campus, New York in May 1966 with a B.A. in Biology.

     Thomas J. Baehr joined InfoTech in January 1994 and has been a member of SysComm's Board of Directors since August 1995. Mr. Baehr became InfoTech's President in January 1996 and is currently its Chief Operating Officer. From June 1978 through October 1979, Mr. Baehr worked as a sales representative at the Burroughs Corporation. From October 1979 through November 1986, Mr. Baehr was employed at Honeywell Information Systems, where he was responsible for the sale of mainframe and minicomputers to the General Electric Company. From November 1986 through July 1992, Mr. Baehr was employed by Prime Computer Inc. in various positions including sales manager for the New York metropolitan area and regional manager for the northeastern United States. From July 1992 through January 1994, Mr. Baehr was employed by Basic Computer Corporation in White Plains, New York. Mr. Baehr graduated Fairfield University, Connecticut in May of 1978 with a B.S. in Marketing.

     Dennis R. Wilson has been a director of the Company since 1986 and became Vice President and Chief Financial Officer of SysComm and InfoTech in March 1995. From 1972 through March 1992, Mr. Wilson was employed by The Harvey Group Inc. During his career at The Harvey Group, Mr. Wilson held the following positions: Member of the Board of Directors, Executive Vice President and Chief Financial Officer, Corporate Secretary and Director of Internal Audit. From 1992 through February 1995, Mr. Wilson was employed at The Boerner Company, a successor to The Harvey Group, as Chief Financial Officer. He received a B.S. in Accounting from St. John's University in June 1970 and received his M.B.A. from St. John's in January 1976. He is also a member of the Institute of Management Accountants and the Association of MBA Executives.

     Norman M. Gaffney has been a Director on the Board of SysComm since September 1996. He is currently Vice President-Regional Manager of InfoTech's New York Group. Mr. Gaffney joined InfoTech in November 1994 and has previously served as Executive Vice President of Sales and Marketing. Prior to joining SysComm, Mr. Gaffney was employed by IBM in various positions including Consulting Marketing Representative and Senior Accounts Manager for 22 years. Mr. Gaffney graduated from the University of Miami receiving a B.S. in Marketing.

     John C. Spielberger is a Director of the Board of SysComm. In 1991, he received a B.S. in Marketing from the Wallace School of Management, Boston College. From February 1992 through October 1992, Mr. Spielberger was employed as a marketing support representative for Lexmark International. Mr. Spielberger joined InfoTech in October 1992 and is a sales specialist for the RS/6000. Mr. Spielberger is the son of John H. Spielberger, the Chairman of the Board, President and Chief Executive Officer of SysComm.

     Cornelia Eldridge has been a Director of the Company since July 1997. Since 1981, Ms. Eldridge has been President of Eldridge Associates, Inc., a management consulting firm. Eldridge Associates provides strategic planning and organizational consulting services to senior executive management including Chief Executive Officers. Ms. Eldridge has a B.A. from Ohio Wesleyan University and an M.B.A. from the University of Massachusetts. She serves on the Board of Directors of DE Frey, Inc., a privately-held financial services firm. Ms. Eldridge also currently provides consulting services to Commonwealth Associates.

     Lee Adams has been a Director of the Company since July 1997. From 1989 through March 1997, when that company was sold, Mr. Adams was the Chairman and Chief Executive Officer of Target Solutions, Incorporated, a privately-held vertical remarketer of IBM's AS/400 line of products. From 1963 to 1989, Mr. Adams held various executive sales and marketing positions at IBM. Mr. Adams received a B.B.A. from Kalamazoo College in June 1963.

     Lawrence S. Brochin is currently an attorney in private practice, specializing in corporate and commercial law. From April 1987 through December 1993, Mr. Brochin was a partner in the law firm of Blodnick Abramowitz & Blodnick located in Roslyn Heights, New York, where he concentrated in merger and acquisitions, SEC reporting and general corporate counseling. From May 1980 to February 1986, Mr. Brochin was Corporate Counsel and Assistant Secretary for Vecco Instruments, Inc., a multinational electronics company located in
Melville, New York. From September 1973 to May 1980, he was employed as associate attorney with Rosenman & Colin in New York City. Mr. Brochin received a B.A. in Political Science from the State University of New York at Stony Brook in 1970 and a J.D. from the New York University School of Law in 1973. Mr. Brochin is admitted to practice law in New York and Florida.

     The Company's officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

     The Company's By-Laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     The members of the Audit Committee are John C. Spielberger, Cornelia Eldridge and Lee Adams. The Audit Committee held one (1) meeting during the fiscal year ended September 30, 1998. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls.

     The members of the Compensation Committee are Thomas Baehr, Cornelia Eldridge and Lee Adams. The Compensation Committee held one (1) meeting during fiscal year ended September 30, 1998. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's executives and employees.

     The Board of Directors met on five (5) occasions and acted two (2) times by unanimous written consent during the fiscal year ended September 30, 1998.

Family Relationships

     John H. Spielberger, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company is the father of John C. Spielberger, a Director of the Company.

Director's Compensation

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive options to purchase 5,000 shares of Common Stock for each year served on the Board and reimbursement of expenses incurred in connection with attendance of Board and Committee Meetings. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company during each of the three fiscal years ended September 30, 1998 to the Company's Chief Executive Officer and the three most highly paid Company's Executive Officers whose total cash compensation for such periods exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation

Name and                                                                      Other Annual
Principal Position                     Year       Salary  ($)   Bonus  ($)    Compensation  ($)
------------------                    -------     ------------  ----------    -----------------

John H. Spielberger, Chairman of      1998        $157,333      $  15,204     $ 71,819(1)
the Board of Directors, President     1997        $140,000      $ 133,142     $ 27,623(2)
and Chief Executive Officer of        1996        $100,000      $  90,000     $ 29,411(3)
SysComm

Dennis R. Wilson, Vice President,     1998        $137,667      $      -      $189,280(4)
Chief Financial Officer, Secretary    1997        $120,000      $  15,000     $         -
and Director of SysComm               1996        $100,000      $  35,000     $         -


Thomas J. Baehr, Vice President and   1998        $160,000      $15,204       $182,000(4)
Director of SysComm, President and    1997        $150,000      $160,332      $         -
Chief Operating Officer of InfoTech   1996        $134,579      $157,000      $         -


Norman M. Gaffney, Director of        1998        $140,000      $112,225      $182,000(4)
SysComm, Vice President, Regional     1997        $125,000      $169,852      $         -
Manager New York Group                1996        $304,613      $        -    $         -

-------------------------------

     (1) Consists of expenses for a Company car ($719); life insurance premiums ($28,300); administration fees on pension plan ($1,050); and ($41,750) represents the difference between the market value and the exercise price of non-qualified stock options on the date of exercise.

     (2) Consists of expenses for a Company car ($719); life insurance premiums ($25,854); and administration fees on pension plan ($1,050).

     (3) Consists of expenses for a Company car ($4,464), life insurance premiums ($23,897) and administration fees on pension plan ($1,050).

     (4) Represents the difference between the market value and exercise price of non-qualified stock options on the date of exercise.

Stock Options

     There were no stock options granted to the Named Executives during the Company's fiscal year ended September 30, 1998.

Aggregated Option Exercises in Last Fiscal Year and Year-End Values

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended September 30, 1998, the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of September 30, 1998.


                                 Aggregated Option Exercises in Last Fiscal Year
                                        and Fiscal Year End Option Values
                                                                                                     Value of
                                                                            Number of               Unexercised
                                                                           Unexercised             In-the-Money
                                                                             Options                Options at
                                                                     at Fiscal Year End (#)     Fiscal Year End ($)

                              Shares Acquired    Value Realized           Exercisable/             Exercisable/
        Name                  on Exercise (#)           $                 Unexercisable          Unexercisable (1)
        ----                  ---------------    --------------           -------------          -----------------
John H. Spielberger              40,000              41,750                750/2250                  -0-/-0-
Dennis R. Wilson                104,000             189,280                750/2250                  -0-/-0-
Thomas J. Baehr                 100,000             182,000                750/2250                  -0-/-0-
Norman M. Gaffney               100,000             182,000                750/2250                  -0-/-0-
John C. Spielberger              4,000               7,280                 500/1500                  -0-/-0-

-------------------

     (1) Represents the closing price of the Company's Common Stock listed on the NASDAQ National Market on September 30, 1998 ($1.4375) minus the respective exercise prices.

Stock Option Plans

         1988 Stock Option Plan.

     On July 29, 1988, the stockholders approved a stock option plan (the "1988 Plan"). In connection with the 1988 Plan, 1,000,000 shares of Common Stock are reserved for issuance pursuant to options that were granted under the plan through May 5, 1998, the 1988 Plan's expiration date.

     The purpose of the 1988 Plan is to encourage stock ownership by employees of the Company, its divisions and subsidiary corporations and to give them a greater personal interest in the success of the Company. The 1988 Plan is administered by the Compensation Committee. The Compensation Committee consists of at least three members of the Board of Directors. The Compensation Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the 1988 Plan, to administer the 1988 Plan and to exercise all the powers and authorities either specifically granted to it under the 1988 Plan or necessary or advisable in the administration of the 1988 Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute incentive stock options ("ISO") and which Options shall constitute Non-Qualified Stock Options; to determine which Options (if any) shall be accompanied by rights or limited rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to who, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the 1988 Plan; to prescribe, amend and rescind rules and regulations relating to the 1988 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1988 Plan. The Compensation Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Compensation Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the 1988 Plan.

     Options granted under the 1988 Plan could not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1988 Stock Option Plan will expire not more than ten (10) years from the date of grant (five (5) years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Options granted under the 1988 Stock Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     As of September 30, 1998, 57,000 options had been granted at exercise prices ranging from $5.5625 to $6.11875 per share. To date, none of those options has been exercised. The options vest over a three (3) or four (4) year period, depending on the particular grant, following the date of the grant. Currently, only 14,250 shares are exercisable.

1998 Stock Option Plan

     On February 24, 1998, the stockholders approved a stock option plan (the "1998 Plan") as a successor to the expiring 1988 Plan. As of September 30, 1998, 40,000 options were granted under the 1998 Plan. Under their terms, all such options were immediately exercisable. The 1998 Plan has 500,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either
(i) ISOs or (ii) non-qualified stock options. ISOs may be granted under the 1998 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1998 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1998 Plan is administered by the Compensation Committee. The Committee, within the limitations of the 1998 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 1998 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person and exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1998 Plan will terminate in February, 2008; however, options granted under the 1998 Plan will expire not more than ten (10) years from the date of grant. Options granted under the 1998 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return for the period beginning on June 17, 1997 and ending on September 30, 1998, based upon the market price of the Company's Common Stock, the NASDAQ Stock Market Index for U.S. companies and a group consisting of the Company's peer corporations on a line-of-business basis. The corporations making up the peer group are AlphaNet Solutions, Inc., En Pointe Technologies, Inc., Manchester Equipment Co., Inc., Micros to Mainframes, Inc. and Pomeroy Computer Resources, Inc. The graph assumes (i) the reinvestment of dividends, if any, and
(ii) the investment of $100 on June 17, 1997 (the date the Company's Common Stock commenced trading) in the Company's Common Stock, the NASDAQ Stock Market Index and the Peer Group Index.


Employment Agreements

     The Company has entered into employment agreements with its executive officers that expire on September 30, 1999, unless sooner terminated for death, physical or mental incapacity or cause (which is defined as the uncured refusal to perform, or habitual neglect of, the performance of the executive officer's duties, willful misconduct, dishonesty or breach of trust which causes the Company to suffer any loss, fine, civil penalty, judgment, claim, damage or expense, a material breach of the employment agreement, or a felony conviction), or terminated by either party with thirty (30) days' written notice, and are automatically renewed for consecutive terms, unless cancelled at least thirty
(30) days prior to expiration of the existing term. Each Employment Agreement provides that all of such executive's business time be devoted to the Company. In addition, each of the Employment Agreements also contains: (i) non-competition provisions that preclude each employee from competing with the Company for a period of up to two years from the date of the termination of his employment of the Company, (ii) non-disclosure and confidentiality provisions providing that all confidential information developed or made known during the term of employment shall be exclusive property of the Company, and (iii) non-interference provisions whereby, for a period of two years after his termination of employment with the Company, the executive shall not interfere with the Company's relationship with its customers or employees.

     The employment agreements also include compensation plans for fiscal year 1998 as follows: John H. Spielberger will receive $160,000 plus a bonus based on a percentage of pre-tax earnings of the Company based on sales volume; Thomas J. Baehr will receive $160,000 plus a bonus of a percentage of pre-tax earnings of InfoTech based on sales volume; Dennis R. Wilson will receive $140,000 plus a discretionary bonus determined by the Compensation Committee; and Norman M. Gaffney will receive $140,000 plus a bonus of 1% of the gross profit dollars of InfoTech and 1% of the pre-tax earnings of InfoTech. Notwithstanding the foregoing, each of the above-named executive officers received twenty (20%) percent reductions in their base compensation during the fiscal year ended September 30, 1998.

     These employment agreements contain annual performance incentive plans which will be reviewed during the fiscal year and new incentive plans will be implemented by the Company's Compensation Committee for fiscal year 1999, and thereafter as applicable.

401(k) Plan

     On January 1, 1994, the Company adopted a 401(k) savings plan for the benefit of all eligible employees. All employees as of the effective date of the 401(k) became eligible. An employee who became employed after January 1, 1994 would become a participant after the completion of six (6) months of service and attainment of twenty (20) years of age. Under the 401(k) plan, participants may elect to contribute from their compensation any amount up to the maximum deferral allowed by the Internal Revenue Code. Company contributions are discretionary and the Company may make optional contributions for any plan year at its discretion. During the fiscal years ended September 30, 1998, 1997 and 1996, the Company recorded 401(k) costs totaling $19,945, $42,986 and $31,738 respectively. During the fiscal year ended September 30, 1998, the Company recorded 401(k) contributions in the amounts of $2,375, $2,265 and $2,375 for the accounts of Thomas J. Baehr, Dennis R. Wilson and Norman M. Gaffney, respectively.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Prior to the Company's initial public offering in June 1997, the Company did not have a Compensation Committee of its Board of Directors. In June 1997, the Company formed a Compensation Committee. Prior to the formation of the Compensation Committee, decisions regarding compensation were made by John H. Spielberger, the Company's Chairman, President and Chief Executive Officer, including entering into two (2) year employment agreements between themselves and the Company, which agreements became effective June 17, 1997 and terminate September 30, 1999. During the Company's fiscal year ended September 30, 1998, the Compensation Committee made all decisions concerning compensation of executive officers.

Board Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two (2) independent outside directors of the Company and one (1) inside director or the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies, in a manner consistent and supportive of overall Company objectives, and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

          (1) reward executives for strategic management and enhancement of stockholder value;
          (2) reflect each executive's success at resolving key operational issues;
          (3) facilitate both the short-term and long-term planning process; and
          (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related annual bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance over the past fiscal year, the Committee took into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one (1) year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. Minimum base salary levels for the Named Executives are determined according to employment agreements which are in effect through September 30, 1999. Notwithstanding the foregoing, each of the Named Executives received a twenty (20%) percent reduction in their base salary.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Through this program, in the fiscal year ended September 30, 1998, each of the Named Executives' actual bonus payment was derived from specific measures of Company and individual performance. The actual annual bonus awards payable to the Named Executives are based on the terms established in their employment agreements which are in effect through September 30, 1999.

Long-Term Incentives

     In light of the Company's performance during the past fiscal year, the Company declined to award the Named Executives any stock option grants, deciding that such grants would be contrary to the Company's commitment to enhance stockholder value.

Chief Executive Officer

     Through September 30, 1999, Mr. John H. Spielberger, Chief Executive Officer, will be compensated under a previously disclosed employment agreement between himself and the Company. This contract establishes the minimum levels of compensation which are to be paid to Mr. Spielberger by the Company.

     During the fiscal year ended September 30, 1998, Mr. Spielberger reduced his base salary by twenty (20%) percent from the prior year's level. In addition to his base salary, Mr. Spielberger is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. During the fiscal year ended September 30, 1998, the amount of Mr. Spielberger's short-term incentive bonus was calculated based on the terms established in the employment agreement. Based on this formula, Mr. Spielberger received a $15,204 bonus payment for the fiscal year ended September 30, 1998.

                             COMPENSATION COMMITTEE:

                                 Thomas J. Baehr
                                Cornelia Eldridge
                                    Lee Adams


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of the Common Stock as of the date hereof, by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:

           Name and Address of                 Amount and Nature of                    Percent
             Beneficial Owner                Beneficial Ownership (2)                 of Class

John H. Spielberger (1) (3)........                 2,527,750                          53.13%


Dennis R. Wilson (1) (5)...........                   59,767                            1.27%


Thomas J. Baehr (1) (6)............                   58,267                            1.23%


Norman M. Gaffney (1) (6)..........                   38,686                            .81%


John C. Spielberger  (1) (4).......                   9,500                             .20%


Cornelia Eldridge (1) (7)..........                   6,250                             .13%


Lee Adams (8)......................                   72,350                            1.52%


All Officers and Directors as a group
  (seven  persons) (9).............                 2,772,570                          58.28%

_______________

     (1) The addresses of John H. Spielberger, Dennis R. Wilson, Thomas J. Baehr, John C. Spielberger, and Norman M. Gaffney are c/o SysComm International Corporation, 20 Precision Drive, Shirley, New York 11967.

     (2) Beneficial ownership is determined in accordance with the Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

     (3) Includes 600,000 shares owned by Bearpen Limited Partnership, a partnership of which John H. Spielberger and his wife, Catherine, are the general partners. Excludes 50,000 shares owned by Mr. Spielberger's wife, Catherine, of which John H. Spielberger disclaims beneficial ownership. Includes options to purchase 750 shares of Common Stock at an exercise price of $6.11875 per share, exercisable as of July 22, 1998. Does not include options to purchase 2,250 shares of Common Stock at an exercise price of $6.11875 per share.

     (4) Excludes 20,000 shares owned by Teresa Murphy, John C. Spielberger's wife. Includes options to purchase 500 shares of Common Stock at an exercise price of $5.5625 per share, exercisable as of July 22, 1998. Does not include options not currently exercisable to purchase 1,500 shares of Common Stock at an exercise price of $5.5625.

     (5) Includes options to purchase 750 shares of Common Stock at an exercise price of $5.5625 per share, exercisable as of July 22, 1998. Does not include options not currently exercisable to purchase 2,250 shares of Common Stock at an exercise price of $5.5625 per share.

     (6) Includes options to purchase 750 shares of Common Stock at an exercise price of $5.5625 per share, exercisable as of July 22, 1998. Does not include options not currently exercisable to purchase 2,250 shares of Common Stock at an exercise price of $5.5625 per share.

     (7) The address of Cornelia Eldridge is 4514 Elkhorn Road, P.O. Box 6243, Sun Valley, Idaho 83354. Includes options to purchase 1,250 shares of Common Stock at an exercise price of $5.5625 and 5,000 shares of Common Stock at an exercise price of $1.875 per share, exercisable as of July 22, 1998. Does not include options to purchase 3,750 shares of Common Stock at an exercise price of $5.5625 per share.

     (8) The address of Lee Adams is P.O. Box 2404, Lake Arrowhead, California 92352. Includes options to purchase 1,250 shares of Common Stock at an exercise price of $5.5625 and options to purchase 3,750 shares of Common Stock at an exercise price of $1.875 per share, exercisable as of July 22, 1998. Does not include options to purchase 3,750 shares of Common Stock at an exercise price of $5.5625 per share.

     (9) Percentages may not add up exactly due to rounding.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended September 30, 1998, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended September 30, 1998 were filed, except that a report of changes in ownership for Lee Adams was filed late.


                    2. ADOPTION OF THE SYSCOMM INTERNATIONAL
                        1999 EMPLOYEE STOCK PURCHASE PLAN

     Employee Stock Purchase Plan. On December 17, 1998, the Board of Directors adopted, subject to stockholder approval the SysComm International Corporation 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"). A summary of the material features of the 1999 Purchase Plan follows. This summary is qualified in its entirety by reference to the full text of the 1999 Purchase Plan, which is set forth in Exhibit A hereto and incorporated by reference herein.


     The 1999 Purchase Plan provides eligible employees of the Company and its designated subsidiaries with an opportunity to acquire shares of the Company's Common Stock and thereby acquire an interest in the future of the Company. If the 1999 Purchase Plan is approved by the stockholders, the Company will reserve up to 200,000 shares of its Common Stock for sale under the 1999 Purchase Plan.

     Employees eligible to participate in the 1999 Purchase Plan include each employee of the Company and each designated subsidiary whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year and who has been an employee for at least three (3) consecutive months on a given enrollment date, except that employees who own stock possessing five (5%) percent or more of the total combined voting power or value of all classes of the Company's or any designated subsidiary's capital stock are not eligible to participate in the 1999 Purchase Plan.

     Eligible employees acquire Common Stock under the 1999 Purchase Plan by exercising options to acquire Common Stock upon the completion of six-month periods referred to as "Offering Periods". Offering Periods commence on each April 1 and October 1; subject to stockholder approval of the 1999 Purchase Plan, the initial Offering Period will commence April 1, 1999 and expire on September 30, 1999. Prior to the commencement of any Offering Period, an eligible employee authorizes the Company to withhold a portion of such employee's compensation (not less than one (1%) percent nor more than ten (10%) percent of compensation). However, in no event is an employee permitted to purchase during each Offering Period more than a number of shares determined by dividing Twelve Thousand Five Hundred ($12,500) Dollars by the fair market value of a share of the Company's Common Stock on the first day of each Offering Period. No interest will be paid on amounts withheld pursuant to the 1999 Purchase Plan from a participating employee's compensation. On the last day of the Offering Period ("Exercise Date"), the entire account balance of a participating employee is applied to purchase the maximum number of shares of the Company's Common Stock. The shares are purchased at a price equal to eighty-five (85%) percent of the lesser of (a) the fair market value of the stock on the date of purchase (the last business day of the Offering Period) or
(b) the fair market value in the first day of the Offering Period.

     At any time prior to the expiration of any Offering Period, an employee may cancel his or her option to purchase the Company's Common Stock on the last day of such Offering Period and, upon such cancellation, such employee's account balance shall be returned to him or her without interest. An employee may also increase or decrease the rate of his or her withholding at any time during an Offering Period. Rights to purchase stock under the 1999 Purchase Plan are exercisable during the employee's lifetime only by such employee and may not be sold, pledged, assigned or otherwise transferred. A participating employee may elect to have any accumulated payroll deductions at the time of his or her death applied to the purchase of the Company's Common Stock pursuant to the 1999 Purchase Plan for the benefit of his or her named beneficiaries.

     In the event of any change in the outstanding stock of the Company due to a stock dividend, split-up, recapitalization, merger, consolidation, reorganization or other capital change, the aggregate number of shares available under the 1999 Purchase Plan, the number of shares under options granted but not exercised and the option price will be appropriately adjusted. The Company has the right to amend the 1999 Purchase Plan at any time, but cannot make an amendment (other than as stated above) relating to the aggregate number of shares available under the Plan or the employees eligible to participate under the 1999 Purchase Plan without the approval of the stockholders. The 1999 Purchase Plan will terminate automatically on December 17, 2008, except that the Company may suspend or terminate the 1999 Purchase Plan at any prior time, but such termination will not affect the rights of employees holding options at the time of termination.

     Administration. The Board of Directors, or a committee thereof, will administer the 1999 Purchase Plan, determine all questions arising thereunder and adopt, administer and interpret such rules and regulations relating to the Plan as it deems necessary or advisable.

     Certain Federal Income Tax Consequences. In general, for United States federal income tax purposes, a participating employee will not recognize taxable income by reason of such participation during the Offering Period.

     An employee who purchases shares under the 1999 Purchase Plan and disposes of such shares within two (2) years after the first day of the applicable Offering Period will recognize ordinary income on the difference between the price paid per share and the fair market value on the last day of that Offering Period. The Company will generally be entitled to a deduction in the amount of this income, subject to a possible limitation in the case of certain of the Company's officers. In addition to ordinary income, and employee who sells shares within this two-year period will recognize a capital gain or loss on the difference between the amount realized on the sale and the employee's basis in the shares (i.e., the price paid by the employees under the 1999 Purchase Plan plus ordinary income recognized by reason of the sale).

     If an employee disposes of shares purchased under the 1999 Purchase Plan more than two (2) years after the first day of the applicable Offering Period or dies at any time while holding the shares, ordinary income will be recognized equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition or death over the price paid under the 1999 Purchase Plan, or (b) fifteen (15%) percent of the fair market value of the shares on the first day of the applicable Offering Period. The Company would not be entitled to a deduction for this amount. In addition to ordinary income, a capital gain will be recognized on the excess, if any, of the amount realized on a sale over the employee's basis in the shares (i.e., the price paid by the employee under the 1999 Purchase Plan plus any ordinary income recognized by reason of the sale). Any loss will be treated as a capital loss.

     The foregoing is intended as a summary of certain federal income tax consequences associated with the 1999 Purchase Plan and it is recommended that employees eligible to participate in the 1999 Purchase Plan consult their own tax advisors for counseling. The tax treatment under foreign, state, local or other law is not covered in this summary.

     Stockholder Approval. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the 1999 Purchase Plan. The Board of Directors believes the 1999 Purchase Plan is in the best interests of the Company and its stockholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees. The Board of Directors recommends voting for the approval of the Company's 1999 Employee Stock Purchase Plan.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 2.

                            3. SELECTION OF AUDITORS

     The firm of Albrecht, Viggiano, Zureck & Company, P.C. has audited the financial statements of the Company for the past five (5) years and the Board of Directors has, subject to ratification by stockholders, appointed that firm to act as its independent public accountants for the Company's fiscal year ending September 30, 1999. Accordingly, management will present to the Meeting a resolution proposing the ratification of the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as the Company's independent public accountants for the fiscal year ending September 30, 1999.

     A representative of Albrecht, Viggiano, Zureck & Company, P.C. is expected to be present at the Meeting and will be given the opportunity to make a statement and to respond to appropriate questions addressed by stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 3.

                                4. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business which may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 20 Precision Drive, Shirley, New York 11967, on or before August 23, 1999. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                       By Order of the Board of Directors

                            Dennis Wilson, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended September 30, 1998. Such request should be addressed to Stockholder Relations, SysComm International Corporation, 20 Precision Drive, Shirley, New York 11967.


     Dated: December 28, 1998

                                    EXHIBIT A

                        SYSCOMM INTERNATIONAL CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 1999 Employee Stock Purchase Plan of SysComm International Corporation:

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     (d)  "Company"  shall  mean  SysComm  International   Corporation  and  any
Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base straight time gross earnings and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individuals is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first day of each Offering Period.

     (i) "Exercise Date" shall mean the last day of each Offering Period.

     (j) "Fair Market Value" shall mean, as of any date, (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's Common Stock is listed on such an exchange, or if not listed, the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); or (ii) if the Shares are not listed on NASDAQ, then the closing bid price for the Company's Common Stock as listed in the National Quotation Bureau's pink sheets; or (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the closing bid price as determined following a polling of all dealers making a market in the Company's Common Stock.

     (k) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan. The initial Offering Period shall be determined by the Board of Directors.

     (l) "Plan" shall mean this Employee Stock Purchase Plan.

     (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (p) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3. Eligibility.

     (a) Any Employee (as defined in Section 2(g)), who shall have been employed by the Company for at least three (3) consecutive months on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries were to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if approval of such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions substantially in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding  the foregoing,  to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal Twenty Five Thousand ($25,000) Dollars. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the appropriate federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon the exercise of his or her option.

     10. Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company substantially in the form of Exhibit B to the Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of a succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) Upon the termination of a participant's status as an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.


     12. Stock.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) The participant will have no interest or voting right in shares covered by his/her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration.

     (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     (b) Rule 16b-3  Limitations.  Notwithstanding  the provisions of Subsection
(a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of any option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization.

     (a) Changes in Capitalization. Subject to any required action by the Stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during any Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors, provided that within twelve (12) months thereafter it shall be approved by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                    Exhibit A


                        SYSCOMM INTERNATIONAL CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                            Enrollment Date: ________
_____ Change in Payroll Deduction Rate
_____ Change in Beneficiary(ies)


     1. ___________________________________  hereby elects to participate in the
SysComm International Corporation 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

     2. I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

     3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

     4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

     5. Shares purchased for me under the Employee Stock Purchase Plan should be
issued  in  the   name(s)  of   (Employee   or   Employee   and  Spouse   Only):
________________________________

     6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

     7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

     8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)__________________________________________________________
                       (First)                  (Middle)                (Last)

_______________________            _____________________________________________
Relationship
                                   _____________________________________________
                                                    (Address)

EMPLOYEE NAME:  (Please print)________________________________________________
                            (First)             (Middle)           (Last)





Employee's Social
Security Number:                     _______________________

Employee's Address:                  _______________________

                                     _______________________

                                     _______________________






     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:______________________                 __________________________________
                                                  Signature of Employee



                                             _________________________________
                                             Spouse's Signature
                                             (If beneficiary other than spouse)

                                    Exhibit B


                        SYSCOMM INTERNATIONAL CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the SysComm International Corporation 1999 Employee Stock Purchase Plan which began on ____________ 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



                                   Name and Address of Participant:

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________






                                   Signature:

                                   _____________________________________

                                   Date:________________________________